Exhibit 10.13.1

THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to the Lease Agreement (“Third Amendment”) is made and entered into as of December 12, 2016, by and between Daniel Island Executive Center, LLC (herein “Lessor”) and Benefitfocus.com, Inc. (herein “Lessee”). The Lessor and Lessee may be referred to herein collectively as the “Parties” and either one of them may be referred to herein as a “Party”.

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated January 1, 2009 (“Lease”), pursuant to which Lessor leased to Lessee and Lessee leased from Lessor such space identified as Exhibits C and D of the Lease and is now commonly known as 125 Fairchild St. – Design and Engineering; and

WHEREAS, Lessor and Lessee entered into that certain First Amendment to the Lease Agreement date July 1, 2012, pursuant to which Lessor leased to Lessee and Lessee leased from Lessor such space identified in Exhibit A of the First Amendment to the Lease Agreement: and

WHEREAS, Lessor and Lessee entered into that certain Second Amendment to the Lease Agreement dated February 1, 2013, pursuant to which Lessor leased to Lessee and Lessee leased from Lessor such space identified in Exhibit A of the Second Amendment to the Lease Agreement: and

WHEREAS, Lessor and Lessee now to desire to amend the Lease term.

NOW THEREFORE, in consideration for concessions made by DIEC II, LLC to Lessee for waiver of the 2016 Carrying Costs and Termination Fees for the Lease Options #1 and #2 for BF4 and the Welcome Center (BF5) and the extension of the Option Period of Option #2 (Welcome Center/BF5), as further described in the “FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT” between DIEC II, LLC and Lessee), Lessor and Lessee agree as follows:

1. Base Term . The Base Term of the Lease, as defined in Article I 1.05, shall be extended and end on December 31, 2031.

2. Co-Terminus Lease Term. In the event the Lessor and Lessee enter into a new Lease for development of BF4 or BF5/”Welcome Center” on the adjacent property to the Demised Premises during the Initial Term of this Lease, the Initial Term shall reset upon the Lease Commencement Date of BF4 or BF5/”Welcome Center” respectively to be Co-Terminus with the Initial Term of the BF4 or BF5/”Welcome Center” lease.

*	All other provisions of the Lease remain in full force and affect.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in their respective names by their duly authorized representatives, executing this instrument in triplicate originals, as of the day and year first above written.

IN THE PRESENCE OF:

Lessor: Daniel Island Executive Center, LLC

	By:	/s/ Chad Colman
Witness	Print Name: Chad Colman
Its: Authorized Agent

Witness

Date of Execution: December 12, 2016

Lessee: Benefitfocus.com, Inc.

	By:	/s/ Jeff LaBorde
Witness	Print Name: Jeff LaBorde
Its: CFO

Witness

Date of Execution: December 12, 2016